EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF JULY 1, 2000 (AS AMENDED FROM TIME TO TIME, THE "AGREEMENT"), BY AND BETWEEN RICHARDSON ELECTRONICS, LTD., A DELAWARE CORPORATION (THE "BORROWER"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, HARRIS TRUST AND SAVINGS BANK, LASALLE BANK NATIONAL ASSOCIATION, AND NATIONAL CITY BANK, AS LENDERS (THE "LENDERS"), AND
AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS AGENT (THE "AGENT")

This Second Amendment to the Agreement ("Second Amendment") is entered as of November 29, 2001 by and among the Borrower, the Lenders and the Agent.

All capitalized terms stated in this Second Amendment and not defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the Lenders have made Loans to the Borrower pursuant to the Agreement as amended by a First Amendment entered as of February 12, 2001; and

WHEREAS, the Borrower has asked the Lenders and the Lenders have agreed to amend certain terms of the Agreement as set forth herein. Now, therefore, in consideration of the fulfillment of each of the terms and conditions set forth herein, the parties hereto agree as follows:

Section 1. Amendments to Agreement.

a. The definition of "Level I Status" in the Agreement is amended in its entirety to state the following:

"Level I Status" exists at any date the Senior Funded Debt to Cash Flow Ratio is less than or equal to 1.50 to 1.00.

b. The definition of "Level II Status" in the Agreement is amended in its entirety to state the following:

"Level II Status" exists at any date (i) the Borrower has not qualified for Level I Status and (ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 2.00 to 1.00.

c. The definition of "Level III Status" in the Agreement is amended in its entirety to state the following:

"Level III Status" exists at any date (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 2.50 to 1.00.

d. The definition of "Level IV Status" in the Agreement is amended in its entirety to state the following:

"Level IV Status" exists at any date (i) the Borrower has not qualified for Level I Status or Level II Status or Level III Status and (ii) the Senior Funded Debt to Cash Flow Ratio is less than or equal to 3.00 to 1.00.

e. A new definition of "Level V Status" is added to the Agreement stating the following:

"Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

f. The definition of "Status" in the Agreement is amended in its entirety to state the following:

"Status" means, at any date of determination, whichever of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such time.

g. Section 2.5.3 of the Agreement is amended by deleting the last sentence thereof and substituting therefore the following sentence: "Notwithstanding anything to the contrary contained herein, the Borrower's Status from January 15, 2002 to and including five (5) days after delivery to the Lender of the May 31, 2002 financial statements of the Borrower accompanied by a current Compliance Certificate, shall be deemed to be Level V Status."

h. Section 2.5.3 of the Agreement is further amended by deleting the table at the end of such Section and substituting therefor the following table:

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurodollar Rate	1.25%	1.50%	1.75%	2.00%	2.25%
Floating Rate	0.00%	0.00%	0.00%	0.00%	0.00%

i. Section 6.10.2 of the Agreement is amended in its entirety to state the following:

6.10.2 Senior Funded Debt to Cash Flow Ratio. The Borrower will maintain, at all times, a Senior Funded Debt to Cash Flow Ratio less than the following as of the following dates:

Senior Funded Debt to Cash Flow Ratio	Date
3.00:1.00 3.50:1.00 3.70:1.00 3.30:1.00 2.85:1.00 2.45:1.00 2.25:1.00

at November 30, 2001 at February 28, 2002 at May 31, 2002 at August 31, 2002 at November 30, 2002 at February 28, 2003 at May 31, 2003     and thereafter

j. Section 6.10.3 of the Agreement is amended in its entirety to state the following:

Section 6.10.3 Adjusted Interest Coverage Ratio. The Borrower will maintain, at all times, an Adjusted Interest Coverage Ratio greater than the following as of the following dates:

Adjusted Interest Coverage Ratio	Date
1.70:1.00 1.40:1.00 1.30:1.00 1.50:1.00 1.85:1.00 2.25:1.00 2.50:1.00

at November 30, 2001 at February 28, 2002 at May 31, 2002 at August 31, 2002 at November 30, 2002 at February 28, 2003 at May 31, 2003     and thereafter

k. Section 6.21 of the Agreement is amended by deleting the last word thereof, "quarter" and substituting therefor the word "month".

Section 2. Representations and Warranties. The Borrower represents and warrants that:

a. The representations and warranties contained in the Agreement are true and correct in all material respects, except as may be modified by the events or transactions contemplated by this Second Amendment, on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and

b. The Borrower is in compliance with all the terms and provisions set forth in the Agreement and no Default or Unmatured Default has occurred and is continuing.

Section 3. Conditions to Effectiveness. This Second Amendment is subject to the satisfaction in full of the following conditions precedent:

a. The Agent shall have received executed originals of this Second Amendment;

b. The Agent shall have received board resolutions from the Borrower authorizing the execution of this Second Amendment and other documents executed in connection herewith;

c. The Agent shall have received payment of the expenses stated in Section 7 hereof; and

d. All legal matters incident to this Second Amendment shall be reasonably satisfactory to Neal, Gerber & Eisenberg, counsel for the Agent.

Section 4. Full Force and Effect. Except as expressly provided herein, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms "Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Second Amendment.

Section 5. APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 6. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

Section 7. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Second Amendment and the other documents incident hereto, including, but not limited to, the reasonable fees and disbursements of Neal, Gerber & Eisenberg, counsel for the Agent.

Section 8. Headings. The headings of this Second Amendment are for the purposes of reference only and shall not affect the construction of this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

Borrower: RICHARDSON ELECTRONICS, LTD., a Delaware corporation By: Its:
Lenders: AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO By: Its: HARRIS TRUST AND SAVINGS BANK By: Its: LASALLE BANK NATIONAL ASSOCIATION By: Its: NATIONAL CITY BANK By: Its:
Agent: AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO By: Its: